Filed Pursuant to Rule 424 (b) (3)

Registration No. 333-140240

September 2007 Performance Update

The Frontier Fund Supplement Dated September 28, 2007 to Prospectus Dated February 12, 2007

THE FRONTIER FUND’S GOAL : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

September performance for the various Series of The Frontier Fund is detailed below:1

The Frontier Fund Class 1	September 2007	September 2007 YTD	NAV / Unit
Balanced Series-1	5.12%	-6.34%	$99.90
Balanced Series-1a	5.09%	-6.66%	$89.59
Campbell/Graham Series-1	3.03%	-3.46%	$92.94
Currency Series-1	0.82%	2.29%	$103.48
Long/Short Commodity Series-1	1.95%	-0.45%	$99.97
Graham Series-1	4.93%	9.30%	$92.58
Winton Series-1	6.71%	3.77%	$109.63
Long Only Commodity Series-1	8.21%	7.89%	$102.98
Managed Futures Index Series-1	4.73%	0.11%	$96.85

The Series listed below is no longer available to new Investors.

Dunn Series-1 (Closed To Investors)	14.92%	-29.19%	$54.46

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1. The above table sets forth the actual performance for the Class and Series. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading comissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$1,440,365.45
Unrealized trading gain/(loss)	11,713,467.45
Less: commissions	(250,309.30)
Less: FCM fees	(89,367.10)
Foreign currency gain/(loss)	(39,212.86)
Interest income	361,341.28

Total Income	13,136,284.92

EXPENSES
Management fees	95,086.73
Incentive fees	1,952,526.90
Broker service fees	488,484.82
Total Expenses	2,536,098.45

Net Income (Loss)	$10,600,186.47

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,190,675.80207	$208,175,098.91	95.03
Current month additions	21,875.78053	2,134,083.54
Current month redemptions	(57,506.77759)	(5,624,955.31)
Net Income (loss) for current month		10,600,186.47

Net Asset Value, end of current month	2,155,044.80501	$215,284,413.61	99.90

	Monthly rate of return		5.12%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$36,238.94
Unrealized trading gain/(loss)	296,493.31
Less: commissions	(6,327.76)
Less: FCM fees	(2,259.52)
Foreign currency gain/(loss)	(987.86)
Interest income	12,716.23

Total Income	335,873.34

EXPENSES
Trading fees	4,904.73
Management fees	3,032.35
Incentive fees	49,745.25
Broker service fees	12,355.19
Total Expenses	70,037.52

Net Income (Loss)	$265,835.82

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	61,468.61821	$5,240,000.78	85.25
Current month additions	298.48614	25,720.82
Current month redemptions	(632.69217)	(54,779.39)
Net Income (loss) for current month		265,835.82

Net Asset Value, end of current month	61,134.41218	$5,476,778.03	89.59

	Monthly rate of return		5.09%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1A

THE FRONTIER FUND CAMPBELL GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(1,656,352.32)
Unrealized trading gain/(loss)	3,344,970.06
Less: commissions	(6,525.87)
Less: FCM fees	(20,968.05)
Foreign currency gain/(loss)	3,219.01
Interest income	84,763.00

Total Income	1,749,105.83

EXPENSES
Management fees	72,429.50
Incentive fees	(14,872.84)
Broker service fees	120,413.12

Total Expenses	177,969.78
Net Income (Loss)	$1,571,136.05

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	572,217.47565	$51,619,056.64	90.21
Current month additions	11,788.53810	1,079,501.84
Current month redemptions	(8,850.51356)	(811,871.79)
Net Income (loss) for current month		1,571,136.05

Net Asset Value, end of current month	575,155.50019	$53,457,822.74	92.94

	Monthly rate of return		3.03%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell Graham Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$96,051.18
Unrealized trading gain/(loss)	(5,076.90)
Less: FCM fees	(4,250.77)
Interest income	18,584.29

Total Income	105,307.80

EXPENSES
Management fees	4,661.99
Incentive fees	—
Broker service fees	21,917.96

Total Expenses	26,579.95
Net Income (Loss)	$78,727.85

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	91,259.82466	$9,366,568.49	102.64
Current month additions	5,834.85836	600,947.19
Current month redemptions	(2,724.49555)	(281,139.19)
Net Income (loss) for current month		78,727.85

Net Asset Value, end of current month	94,370.18747	$9,765,104.34	103.48

	Monthly rate of return		0.82%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$3,441,831.78
Unrealized trading gain/(loss)	(2,527,469.20)
Less: commissions	(33,514.54)
Less: FCM fees	(11,129.75)
Foreign currency gain/(loss)	—
Interest income	78,256.17

Total Income	947,974.46

EXPENSES
Management fees	76,530.59
Incentive fees	211,347.01
Broker service fees	70,248.51

Total Expenses	358,126.11
Net Income (Loss)	$589,848.35

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	313,697.99055	$30,759,258.15	98.05
Current month additions	11,836.95765	1,165,092.82
Current month redemptions	(18,430.72679)	(1,813,031.20)
Net Income (loss) for current month		589,848.35

Net Asset Value, end of current month	307,104.22141	$30,701,168.12	99.97

		Monthly rate of return	1.95%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(254,135.72)
Unrealized trading gain/(loss)	530,956.07
Less: commissions	(1,302.38)
Less: FCM fees	(1,971.96)
Foreign currency gain/(loss)	660.32
Interest income	7,675.38

Total Income	281,881.71

EXPENSES
Management fees	9,868.22
Incentive fees	3,028.58
Broker service fees	12,208.18
Total Expenses	25,104.98

Net Income (Loss)	$256,776.73

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	58,071.08634	$5,123,646.11	88.23
Current month additions	2,433.03419	218,191.30
Current month redemptions	(1,062.64356)	(95,355.36)
Net Income (loss) for current month		256,776.73

Net Asset Value, end of current month	59,441.47697	$5,503,258.78	92.58

		Monthly rate of return	4.93%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$245,688.53
Unrealized trading gain/(loss)	1,449,365.92
Less: commissions	(6,693.81)
Less: FCM fees	(8,942.85)
Foreign currency gain/(loss)	947.27
Interest income	44,696.95

Total Income	1,725,062.01

EXPENSES
Management fees	35,833.96
Incentive fees	163,329.77
Broker service fees	52,535.84

Total Expenses	251,699.57

Net Income (Loss)	$1,473,362.44

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	208,224.01580	$21,393,353.12	102.74
Current month additions	16,430.55594	1,759,827.88
Current month redemptions	(1,421.68887)	(152,956.87)
Net Income (loss) for current month		1,473,362.44

Net Asset Value, end of current month	223,232.88287	$24,473,586.57	109.63

	Monthly rate of return		6.71%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$351,606.27
Unrealized trading gain/(loss)	—
Less: commissions	—
Less: FCM fees	(1,732.45)
Foreign currency gain/(loss)	—
Interest income	11,893.85

Total Income	361,767.67

EXPENSES
Management fees	4,327.23
Incentive fees	—
Broker service fees	6,850.21

Total Expenses	11,177.44

Net Income (Loss)	$350,590.23

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	45,397.08665	$4,320,154.40	95.16
Current month additions	75.54740	7,614.84
Current month redemptions	(2,569.83806)	(260,443.49)
Net Income (loss) for current month		350,590.23

Net Asset Value, end of current month	42,902.79599	$4,417,915.98	102.98

	Monthly rate of return		8.21%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(3,382.24)
Unrealized trading gain/(loss)	32,508.32
Less: commissions	(309.67)
Less: FCM fees	(244.65)
Foreign currency gain/(loss)	105.27
Interest income	1,302.89

Total Income	29,979.92

EXPENSES
Management fees	978.67
Incentive fees	—
Broker service fees	935.05

Total Expenses	1,913.72

Net Income (Loss)	$28,066.20

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	6,207.29915	$574,044.49	92.48
Current month additions	220.31278	20,383.58
Current month redemptions	(47.21047)	(4,523.25)
Net Income (loss) for current month		28,066.20

Net Asset Value, end of current month	6,380.40146	$617,971.02	96.85

	Monthly rate of return		4.73%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 1

THE FRONTIER FUND DUNN SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(1,082.82)
Unrealized trading gain/(loss)	8,611.23
Less: commissions	(20.90)
Less: FCM fees	(23.93)
Foreign currency gain/(loss)	34.05
Interest income	149.77

Total Income	7,667.40

EXPENSES
Management fees	—
Incentive fees	—
Broker service fees	126.33

Total Expenses	126.33

Net Income (Loss)	$7,541.07

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	1,066.75703	$50,551.41	47.39
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		7,541.07

Net Asset Value, end of current month	1,066.75703	$58,092.48	54.46

	Monthly rate of return		14.92%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Dunn Series 1